UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2011

ADVENTRX Pharmaceuticals, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	001-32157	84-1318182
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12390 El Camino Real, Suite 150 San Diego, CA	92130
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 552-0866

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

SynthRx Merger Agreement

On April 8, 2011 (the “Closing Date”), ADVENTRX Pharmaceuticals, Inc. (the “Company”) completed its acquisition (the “Merger”) of SynthRx, Inc., a Delaware corporation (“SynthRx”), pursuant to the terms of the Agreement and Plan of Merger, dated February 12, 2011 (the “Merger Agreement”), by and among the Company, SRX Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), SynthRx and, solely with respect to Sections 2 and 8 of the Merger Agreement, an individual who is a principal stockholder of SynthRx (the “Stockholders’ Agent”). As of the Closing Date, SynthRx became a wholly owned subsidiary of the Company. SynthRx’s lead product candidate is a novel, purified, rheologic and antithrombotic compound, poloxamer 188, which the Company will develop as “ANX-188.” The Company previously disclosed the material terms of the Merger Agreement in a current report on Form 8-K it filed with the Securities and Exchange Commission (the “SEC”) on February 14, 2011.

Voting and Transfer Restriction Agreement

In connection with the closing of the Merger, the Stockholders’ Voting and Transfer Restriction Agreement, dated February 12, 2011 (the “Voting and Transfer Restriction Agreement”), by and among the Company, each of the principal stockholders of SynthRx and, solely with respect to Section 3(c) thereof, the Stockholders’ Agent, became effective. The Company previously disclosed the material terms of the Voting and Transfer Restriction Agreement in a current report on Form 8-K it filed with the Securities and Exchange Commission (the “SEC”) on February 14, 2011.

License Agreement with CytRx Corporation

In connection with the closing of the Merger, the Company assumed that certain License Agreement, dated June 8, 2004, by and between SynthRx and CytRx Corporation, as amended by that certain Letter Agreement Re: Amendment to License Agreement, dated August 3, 2006, and that certain Agreement and Amendment No. 2 to License Agreement, dated December 1, 2010 (collectively, the “License Agreement”). Under the License Agreement, CytRx granted SynthRx an exclusive license, with the right to grant sublicenses, under specified patents to use, offer and sell licensed products in all of the countries in the world and in all fields, except those fields that, at the time of the License Agreement, were or would be licensed pursuant to certain identified agreements. The Company believes that the field limitation under the License Agreement will not affect its ability to develop or commercialize ANX-188 for the treatment of sickle cell crisis. In partial consideration of the license grant, SynthRx agreed to pay CytRx certain non-refundable and non-creditable milestone payments based on the approval of each product in a major market, which would include approval of ANX-188 for sale in the U.S. The amount of each milestone is in the low single-digit millions, half of which is due on the first commercial sale of the approved product and half of which is due as a royalty on net sales. In addition, SynthRx agreed to pay a single-digit royalty on net sales of licensed products. However, in the event of a sublicense under the specified patents, in lieu of the foregoing milestone and royalty payments, SynthRx, in its sole discretion, may elect to pay CytRx an amount equal to 20% of any sublicensing income received by SynthRx within 30 days of receipt thereof. Sublicense income includes, without limitation, license fees, royalties, milestone payments, license maintenance fees and strategic alliance payments, whether in cash, equity or other property, with the payment to be in the same form as the payment received by SynthRx.

The foregoing descriptions of the Merger Agreement, the Voting and Transfer Restriction Agreement and the License Agreement do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement, the Voting and Transfer Restriction Agreement and the License Agreement, copies of which are filed with this Current Report as Exhibits 2.1, 10.1 and 10.2, respectively, and incorporated herein by reference.

The Merger Agreement has been attached as an exhibit to provide investors and stockholders with information regarding its terms. It is not intended to provide any other factual information about the Company, Merger Sub or SynthRx. The Merger Agreement contains representations and warranties that the parties made to and solely for the benefit of each other. The representations and warranties may not be intended as statements of fact but instead as a way of allocating contractual risk between the parties to the Merger Agreement, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. In addition, the assertions embodied in such representations and warranties are qualified by information contained in the confidential disclosure schedules that the parties exchanged in connection with signing the Merger Agreement. Accordingly, investors and stockholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they are modified in important part by the underlying disclosure schedules and were made only as of the date of the Merger Agreement and as of the closing date of the Merger. Information concerning the subject matter of such representations and warranties may change after the date of the closing of the Merger, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 2.01 Completion of Acquisition or Disposition of Assets.

As noted in Item 1.01 to this Current Report, on April 8, 2011, the Company completed its acquisition of SynthRx. As a result of the Merger, SynthRx is a wholly owned subsidiary of the Company and the Company acquired all of the assets and liabilities of SynthRx. A copy of the Company’s press release announcing the completion of the Merger is attached to this Current Report as Exhibit 99.1 and incorporated herein by reference.

As consideration for the Merger, all shares of SynthRx common stock outstanding immediately prior to the Merger were cancelled and automatically converted into the right to receive shares of the Company’s common stock, in the aggregate, as follows:

(i) 1,000,000 shares (the “Fully Vested Shares”) of the Company’s common stock at the effective time of the Merger; provided, however that, pursuant to the Merger Agreement, 137,922 shares were deducted from the number of Fully Vested Shares issued as a result of certain transaction expenses of SynthRx and 200,000 of the Fully Vested Shares were deposited into escrow (the “Closing Escrow Amount”) to indemnify the Company against breaches of representations and warranties;

(ii) up to 1,938,773 shares of the Company’s common stock at the at the effective time of the Merger (the “Subject to Vesting Shares,” and together with the 862,078 Fully Vested Shares issued to the former SynthRx stockholders and the escrow agent, the “Closing Shares”), which Subject to Vesting Shares are subject to various repurchase rights by the Company and fully vest, subject to reduction upon certain events, upon achievement of the First Milestone (defined below);

(iii) up to 1,000,000 shares of the Company’s common stock (the “First Milestone Shares”), issued upon achievement of the First Milestone (the “First Milestone Payment”); provided, however, that in the event the First Milestone is achieved prior to the first anniversary of the closing of the Merger, 20% of the First Milestone Payment shall be deposited into escrow (the “First Milestone Escrow Amount,” and together with the Closing Escrow Amount, the “Escrow Amount”). The “First Milestone” means the dosing of the first patient in a phase 3 clinical study carried out pursuant to a protocol that is mutually agreed to by SynthRx and the Company; provided, however, that the number of evaluable patients planned to target statistical significance with a p value of 0.01 in the primary endpoint shall not exceed 250 (unless otherwise mutually agreed) (the “First Protocol”). In the event that the FDA indicates that a single phase 3 clinical study will not be adequate to support approval of a new drug application covering the use of ANX-188 for the treatment of sickle cell crisis in children (the “ANX-188 NDA”), “First Milestone” shall mean the dosing of the first patient in a phase 3 clinical study carried out pursuant to a protocol that (a) is mutually agreed to by SynthRx and the Company as such and (b) describes a phase 3 clinical study that the FDA has indicated may be sufficient, with the phase 3 clinical study described in the First Protocol, to support approval of the ANX-188 NDA.

(iv) 3,839,400 shares of the Company’s common stock (the “Second Milestone Shares”), issued upon achievement of the Second Milestone (the “Second Milestone Payment”). The “Second Milestone” shall mean the acceptance for review of the ANX-188 NDA by the FDA; and

(v) 8,638,650 shares of the Company’s common stock (the “Third Milestone Shares,” and together with the First Milestone Shares and the Second Milestone Shares, the “Milestone Shares”), issued upon achievement of the Third Milestone (the “Third Milestone Payment,” and together with the First Milestone Payment and the Second Milestone Payment, the “Milestone Payments”). The “Third Milestone” shall mean the approval by the FDA of the ANX-188 NDA.

Notwithstanding anything set forth above, in the event that the issuance of the Milestone Shares (x) violates federal or state securities laws or the listing standards of any national securities exchange to which the Company is subject at the time of such issuance, or (y) the Company is unable to obtain the affirmative vote of the holders of a majority of its common stock approving the issuance of the Milestone Shares on or before December 31, 2011, the Company is required to make the applicable Milestone Payments, or portion thereof, in cash based on the product of (x) the number of shares of the Company’s common stock issuable upon achievement of an applicable milestone and (y) the daily volume weighted average of actual closing prices measured in hundredths of cents of the Company’s common stock on the NYSE Amex, or such other national securities exchange on which its common stock is then listed, for the ten consecutive trading days immediately prior to the applicable Milestone Payment. Any Milestone Payment made in cash will be payable in quarterly installments. If the First Milestone Payment must be made in cash, such amount will be payable at a rate of $1,000,000 per calendar quarter and, if the Second Milestone Payment or the Third Milestone Payment must be made in cash, such amounts will be payable at a rate of 35% of net sales for the applicable calendar quarter of intravenous injection products in which a purified form of poloxamer 188 is an active ingredient.

In connection with its 2011 Annual Meeting of Stockholders, the Company intends to file a proxy statement that includes a proposal requesting its stockholders to approve the issuance of the Milestone Shares, in lieu of cash payments for the Milestone Payments.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 2.01 regarding the issuance of shares of the Company’s common stock at the closing of the Merger and the right to receive additional consideration pursuant to the Milestone Payments is hereby incorporated by reference under this Item 3.02.

The offer, sale and issuance by the Company of shares of its common stock pursuant to the Merger Agreement were deemed to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder as transactions by the Company not involving a public offering.  The recipients of the securities represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to share certificates issued in connection with the Merger.  All recipients had adequate access to information about the registrant.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, effective immediately after the completion of the Merger on April 8, 2011, the Board of Directors of the Company (the “Board”) appointed Lewis J. Shuster to the Board. Mr. Shuster has not been appointed to serve on any committee of the Board.

Pursuant to the Merger Agreement, the Company was required to appoint to the Board an individual proposed by SynthRx and reasonably acceptable to the Company. Mr. Shuster was the individual proposed by SynthRx to be appointed to the Board. Mr. Shuster was not a director, officer, employee or stockholder of SynthRx.

Pursuant to the Company’s current director compensation policy, as a non-employee member of the Board, Mr. Shuster will receive a quarterly retainer of $5,000 and $1,000 for each meeting of the Board that he attends. In addition, pursuant to the director compensation policy, in connection with his appointment to the Board as a non-employee director, he is eligible to receive an “inducement option” to purchase up to 10,480 shares of the Company’s common stock and a “pro-rated annual option” to purchase up to 1,747 shares of the Company’s common stock. If granted by the Board, these stock option awards will be subject to the terms and conditions of the Company’s 2008 Omnibus Incentive Plan, as may be amended and/or restated, and have an exercise price equal to the fair market value (as defined in the 2008 Omnibus Incentive Plan or any amendment or restatement thereto) of a share of the Company’s common stock on the date the option is granted. If granted, the inducement option will vest and become exercisable in 36 substantially equal monthly installments beginning on May 8, 2011, and the pro-rated annual option will vest and become exercisable in two substantially equal monthly installments beginning on May 8, 2011. The term of each of these options will be equal to the shorter of (i) ten years from the date of grant and (ii) three years from the date Mr. Shuster ceases to provide services (as defined in the 2008 Omnibus Incentive Plan or any amendment or restatement thereto) to the Company for any reason other than his death or disability. In the event of a change in control of the Company, each option would vest and become exercisable on the day prior to the date of the change in control if Mr. Shuster is then providing services to the Company, and each option would terminate on the date of the change in control to the extent not exercised.

Important Information

The Company intends to file a proxy statement and other relevant materials with the SEC to obtain stockholder approval for the issuance of the Milestone Shares under the terms of the Merger Agreement (the “Stockholder Approval”). INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE STOCKHOLDER APPROVAL. The proxy statement, any amendments or supplements to the proxy statement and other relevant documents filed by the Company with the SEC will be available free of charge through the web site maintained by the SEC at www.sec.gov or by calling the SEC at telephone number 1-800-SEC-0330. Free copies of these documents may also be obtained from the Company’s website at www.adventrx.com or by writing to: ADVENTRX Pharmaceuticals, Inc., 12390 El Camino Real, Suite 150, San Diego, California 92130, Attn: Corporate Secretary. The Company and certain of its directors, executive officers and other members of management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from stockholders of the Company in favor of the Stockholder Approval. Information regarding the Company’s directors and executive officers and other potential participants will be included in the proxy statement and the other relevant documents filed with the SEC (when available).

Cautionary Statement

The issuance of the securities in the transactions described in this Current Report on Form 8-K have not been registered under the Securities Act, or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any jurisdiction or state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction or state.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

As permitted by Item 9.01(a)(4) of Form 8-K, the Company will file the financial statements required by Item 9.01(a)(1) of Form 8-K pursuant to an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this initial Current Report on Form 8-K reporting the acquisition of SynthRx was required to be filed.

(b) Pro Forma Financial Information

As permitted by Item 9.01(b)(2) of Form 8-K, the Company will file the pro forma financial information required by Item 9.01(b)(1) of Form 8-K pursuant to an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this initial Current Report on Form 8-K reporting the acquisition of SynthRx was required to be filed.

(d) Exhibits.

The list of exhibits called for by this Item is incorporated by reference to the Exhibit Index filed with this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVENTRX Pharmaceuticals, Inc.

Dated: April 11, 2011

By: /s/ Patrick L. Keran
Name: Patrick L. Keran
Title: President and Chief Operating Officer

Exhibit Index

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated February 12, 2011, by and among the registrant, SRX Acquisition Corporation, SynthRx, Inc. and, solely with respect to Sections 2 and 8, the Stockholders’ Agent.
10.1*	Stockholders’ Voting and Transfer Restriction Agreement, dated February 12, 2011, by and among the registrant, each of the principal stockholders of SynthRx, Inc. and, solely with respect to Section 3(c), the Stockholders’ Agent.
10.2*	License Agreement, dated June 8, 2004, between SynthRx, Inc. and CytRx Corporation, as amended by that certain Letter Agreement Re: Amendment to License Agreement, dated August 3, 2006, and that certain Agreement and Amendment No. 2 to License Agreement, dated December 1, 2010.
99.1	Press Release issued by ADVENTRX Pharmaceuticals, Inc. on April 11, 2011

*Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Application has been made to the Securities and Exchange Commission seeking confidential treatment of such confidential portions under Rule 24b-2 under the Securities Exchange Act of 1934, as amended. This exhibit has been filed separately with the Securities and Exchange Commission without redactions in connection with registrant’s confidential treatment request.